PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Dann H. Bowman
NOVEMBER 7, 2011	Chief Executive Officer
(909) 393-8880

Chino Commercial Bancorp Announces Record Date
for Planned Rights Offering

CHINO, CA – Chino Commercial Bancorp (OTCBB: CCBC) announced today that it has set the close of business on November 18, 2011 as the record date for its planned rights offering.  Chino Commercial intends to distribute at no charge to its shareholders on the record date basic subscription rights to purchase three shares of Chino Commercial Bancorp common stock for every ten shares of common stock owned on that date, at a price per share which has not yet been determined but will approximate the fair market value of the shares at the commencement of the offering as determined by the Board of Directors.  In addition, persons exercising subscription rights will receive bonus shares equal to five percent (5%) of the number of shares purchased pursuant to such rights, for no additional consideration.

Shareholders who exercise all of their basic subscription rights will also be given an over-subscription privilege to purchase additional shares on the same basis, i.e., with bonus shares attached, subject to availability.

The subscription rights will be exercisable until 5:00 P.M. Pacific Time on, January 20, 2012 unless the Company extends the expiration date.  If shares of the Company’s common stock remain available after the expiration of the rights offering, such shares will be offered to other interested investors on a non-rights basis at the same purchase price per share.  However, investors purchasing shares in the non-rights portion of the offering will not receive any “bonus” shares in connection with their purchases.  The expiration date for non rights subscribers will be February 29, 2012, unless extended.

It is expected that shareholder subscription rights agreements describing each shareholder’s specific subscription rights, together with a prospectus and other information regarding the subscription rights, will be mailed to shareholders of record shortly after the record date.  Shareholders who hold their shares of Chino Commercial Bancorp common stock through a bank or broker will receive the subscription rights materials from their bank or broker.

Although the basic subscription rights are transferable, they will not be listed on any exchange or quoted for listing on the OTC Bulletin Board and it is not expected that any trading market will develop for such rights.  The over-subscription privileges are not transferable.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective.  The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About Chino Commercial Bancorp

Chino Commercial Bank is a national bank headquartered in Chino, California which opened for business in September 2000 and currently operates from three full service locations in Chino, Ontario and Rancho Cucamonga, California.  We opened our Ontario branch in January 2006 and our Rancho Cucamonga branch in April 2010.  Chino Commercial Bank is a member of both the Federal Reserve System and the Federal Home Loan Bank, and its deposit accounts are insured under the Federal Deposit Insurance Act up to applicable limits thereof.  For more information, visit www.chinocommercialbank.com.

Cautionary Statement Regarding Forward-Looking Statements

This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance.  Because these statements apply to future events, they are subject to risks and uncertainties.  When used in this announcement, the words “anticipate,” “believe,” “estimate,” “expect,” “expectation,” “should,” “would,” ‘project,” “plan,” “predict,” “intend” and similar expressions are intended to identify such forward-looking statements.  Our actual results could differ materially from those projected in the forward-looking statements.  Additionally, you should not consider past results to be an indication of our future performance.  For a discussion of the risk factors and other factors that may affect our results, please see the Risk Factors section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, as amended, and quarterly reports on Form 10-Q.  We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.

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14245 Pipeline Avenue, Chino, California 91710